OPTION AGREEMENT

THIS AGREEMENT, made as of this 19th day of July 2000, between David Casterline whose principle place of business is 111 N Sepulveda Boulevard, Suite 250, Manhattan Beach, CA 90266 and Oak Tree Medical Systems Inc, 2797 Ocean Parkway Brooklyn, NY 11235 ("the Company").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company believes that the interests of the Company will be advanced by granting an incentive to the Optionee by providing him with the opportunity to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), on terms which will give him a more direct and continuing interest in the future success of the Company's business;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

     1. Grant of Options. Subject to all terms and conditions of this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of Two hundred and fifty thousand (250,000) shares. The first 100,000 registered cashless options will have an exercise price of $0.60. The next 50,000 options will have an exercise price at $2.25 and an additional 50,000 options with an exercise price of $3.00. The final 50,000 options will have an exercise price of $6.00 per share thus totaling 250,000 registered cashless options.

     2.  Expiration.  The Options may not be  exercised  after July 1, 2001 (the
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"Expiration  Date").

     3. Exercise of Option. The Option may be exercised, in whole or in part, at any time prior to the Expiration Date or the earlier termination of the Option. If the Option is not exercised to the maximum extent permissible, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Option.

     4. Payment of Purchase Price Upon  Exercise.  The Option granted under this
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Agreement may be exercised in whole or in part by the  Optionee's  delivering or mailing to the Company at its principal office, or such other place as the Company may designate, written notice of exercise duly signed by the Optionee. Such exercise shall be effective upon


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(a) receipt of such  written  notice by the Company  and (b)  cashless  exercise based upon the price on the date of notice of intent to exercise such options.

     5. Issuance and Delivery. The Optionee's written notice to the Company shall state the number of Shares with respect to which the Option is being exercised and specify a date, not less than five (5) or more than fifteen (15) days after the date of the mailing of such notice, on which the Shares will be taken and payment made therefore. On the date specified in the notice of exercise, the Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of Shares with respect to which the Option is being exercised, against receipt of payment therefore. Certificates evidencing the Shares issued upon exercise of the Option may contain such legends reflecting any restrictions upon transfer of the Shares evidenced thereby as in the opinion of counsel to the Company may be necessary for the lawful and proper issuance of such certificates. Delivery of the Shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

     6. Transferability.  The Option shall not be transferable otherwise than by
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will or by the  laws of  descent  and  distribution.  The  Option  shall  not be subject, in whole or in part, to attachment, execution or levy of any kind.

     7. No Rights as a Shareholder. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares, unless and until certificates representing such Shares shall have been issued and delivered to the Optionee (or his legal representative).

     8. Adjustment. (a) In case, prior to the expiration of the Option by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to the Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to Option shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.



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           (b) In case, prior to the expiration of this Option by exercise or by its terms, there shall be a recapitalization, whether by reorganization, reclassification or otherwise of the capital of the Company, or the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" in the event of any consolidation or merger of any such corporation with, or the sale of all or
substantially   all  of  the  property  of  any  such  corporation  to,  another corporation or corporations), in exchange for stock or securities of a successor corporation, the Optionee shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Option, in lieu of the Shares theretofore purchasable upon the exercise of this Option, the kind and amount of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Optionee might have purchased
immediately  prior  to  such   recapitalization  or  consolidation,   merger  or
conveyance.

     9. Sale of the Company. (a) Notwithstanding any provision in this Agreement to the contrary, in the event of a Sale of the Company (as defined in paragraph (b) below), the Option, at the election of the Company, shall be terminated and the Optionee shall receive an amount in cash equal to the difference between the purchase price in effect at the time of such Sale of the Company and the Fair Market Value (as defined in paragraph (b) below) of the Shares subject to the then remaining unexercised portion of the Option.

             (b) For purposes of this Section 9 the following terms shall have the indicated meanings:

                  (i) "Sale of the Company" means a Change of Control of the Company (as defined in clause (ii) below) or a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

                  (ii) "Fair Market Value" per share on any given date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted on the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Board of Directors of the Company in good faith based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.



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     10.  Compliance with Law and Regulations.  The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Option may not be exercised if its exercise or the receipt of Shares pursuant thereto, would be contrary to applicable law.

     11. Investment Representation. The Board of Directors of the Company may require the Optionee to furnish to the Company, prior to the issuance of any Shares upon the exercise of any Option, an agreement (in such form as the Board of Directors may specify) in which the Optionee represents that the Shares acquired by the Optionee upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     12. Continued Services. Neither this Agreement nor any Option granted hereunder shall confer upon the Optionee any right to continue to render services to the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board of Directors of the Company, or any subsidiary of the Company to terminate the services of the Optionee at any time.

     13. Notices.  Any notice  hereunder to the Company shall be addressed to it
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at its offices. Attention Simon Boltuch, 2797 Ocean Parkway Brooklyn, NY 11235

     14. Governing Law. This Agreement shall be interpreted,  and the rights and
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liabilities of the parties hereto  determined,  in accordance  with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

     15.  Counterparts.  This Agreement may be executed in two counterparts each
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of which shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first above written.

Oak Tree Medical Systems, Inc.                           David Casterline


By: /s/ Simon Boltuch                       By:      /s/ David Casterline
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      Simon Boltuch, CFO                                 David Casterline